                                                Filed Pursuant to Rule 424(B)(2)
                                                Registration No. 33-63227


PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 1, 1996)                           [Textron Logo]

U.S. $510,985,000

TEXTRON INC.
MEDIUM-TERM NOTES, SERIES D

DUE 9 MONTHS OR MORE FROM DATE OF ISSUE
Textron Inc. ("Textron") may offer from time to time up to $510,985,000 aggregate principal amount of its Medium-Term Notes, Series D (the "Notes"), or the equivalent thereof in other currencies, including composite currencies such as the European Currency Unit, as such amount may be reduced by the aggregate principal amount of all other Securities of Textron which were registered pursuant to the Registration Statement of which this Prospectus is a part, and issued and sold after the date hereof. Such Securities may include an additional series of Medium-Term Notes in bearer form to be offered concurrently by Textron outside the United States (the "Bearer Notes"). Each Note will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by Textron and may be subject to redemption by Textron or repayment at the option of the holder prior to maturity. The Notes may be denominated in U.S. dollars or in such foreign currencies or currency units as may be designated by Textron (the "Specified Currency"). See "Important Currency Exchange Information." Any terms relating to Notes being denominated in foreign currencies or in composite currencies, or to redemption or repayment of the Notes, will be set forth in the applicable Pricing Supplement to this Prospectus Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Notes will be issued in fully registered form in denominations of $1,000 (or, in the case of Notes not denominated in U.S. dollars, the equivalent thereof in the Specified Currency rounded to the nearest 1,000 units of the Specified Currency) or any amount in excess thereof which is an integral multiple of $1,000 (or, in the case of notes not denominated in U.S. dollars, 1,000 units of the Specified Currency). Each Note will be represented by either a global security (a "Book-Entry Note") registered in the name of a nominee of The Depository Trust Company, as depositary (the "Depositary"), or a certificate issued in definitive form (a "Certificated Note"), as selected by the purchaser and agreed to by the Company and specified in the applicable Pricing Supplement. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Book-Entry Notes will not be issuable as Certificated Notes, except under the circumstances described herein. See "Description of Notes -- Book-Entry System".

The interest rate on, or interest rate formula for, each Note will be established by Textron at the date of issue of such Note and will be set forth therein and specified in the applicable Pricing Supplement. Interest rates and interest rate formulas are subject to change by Textron but no change will affect any Notes already issued or as to which an offer to purchase has been accepted by Textron. Unless otherwise specified in the applicable Pricing Supplement, the Notes will bear interest at a fixed rate or at a floating rate determined by reference to the CMT Rate, the Commercial Paper Rate, LIBOR, the Treasury Rate, the Federal Funds Rate, or the Prime Rate, in each case as adjusted by the Spread or Spread Multiplier, if any, applicable to such Notes. See "Description of Notes -- Interest Rate."

The Interest Payment Dates for each Fixed Rate Note will be May 15 and November 15 of each year and for each Floating Rate Note will be established by Textron on the date of issue and will be set forth therein and in the applicable Pricing Supplement. See "Description of Notes -- Interest Rate."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


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
                         PRICE TO              AGENT'S                        PROCEEDS TO
                         PUBLIC(1)(4)          COMMISSION(2)                  TEXTRON(2)(3)(4)

Per Note..............   100.000%              .125% - .750%                  99.875% - 99.250%
Total.................   $510,985,000          $638,731 - $3,832,387          $510,346,269 - $507,152,613

----------------------------------------------------------------------------------------------------------

(1) Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued at 100% of their principal amount.

(2) Textron will pay to Salomon Brothers Inc, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or Morgan Stanley & Co. Incorporated (collectively, the "Agents") a commission depending upon maturity ranging from .125% to .750% of the issue price of any Note sold through such Agent.

(3) Assuming Notes are issued at 100% of their principal amount and before deducting other expenses payable by Textron estimated at $366,500, including reimbursements of certain of the Agents' expenses.

(4) Or the equivalent thereof in other currencies, including composite currencies.

The Notes may be offered on a continuing basis by Textron to or through the Agents, who have agreed to use their reasonable best efforts to solicit purchases of such Notes. Textron may also sell Notes to any Agent as principal for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale, to be determined by such Agent. In addition, Textron may arrange for the Notes to be sold through other agents, dealers or underwriters or may sell the Notes directly to investors in those jurisdictions where such offering by Textron is authorized. The Notes will not be listed on any securities exchange and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. Textron reserves the right to withdraw, cancel or modify without notice the offer made hereby. Textron or an Agent, if it solicits the offer, may reject any offer in whole or in part. See "Plan of Distribution."

SALOMON BROTHERS INC
                          MERRILL LYNCH & CO.
                                                      MORGAN STANLEY DEAN WITTER
The date of this Prospectus Supplement is August 8, 1997.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING OF THE NOTES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                    IMPORTANT CURRENCY EXCHANGE INFORMATION

     Purchasers are required to pay for the Notes in U.S. dollars, and payments of principal, premium, if any, and interest on Notes or payments with respect to Notes will be made in U.S. dollars, unless otherwise provided in the applicable Pricing Supplement. Currently, there are limited facilities in the United States for the conversion of U.S dollars into foreign currencies and vice versa. In addition, most banks do not currently offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, unless otherwise specified in a Pricing Supplement or unless alternative arrangements are made (and subject, in the case of Book-Entry Notes, to any additional procedures that may be required), payment of principal, premium, if any, and interest on Notes in a Specified Currency other than U.S. dollars will be made to an account at a bank outside the United States. See "Description of Notes" and "Foreign Currency Risks."

     If the applicable Pricing Supplement provides for payments of principal of and interest on a non-U.S. dollar denominated Note to be made in U.S. dollars or for payments of principal of and interest on a U.S. dollar denominated Note to be made in a Specified Currency other than U.S. dollars, the conversion of the Specified Currency into U.S. dollars or U.S. dollars into the Specified Currency, as the case may be, will be handled by The Chase Manhattan Bank, in its capacity as Exchange Rate Agent, or such other Exchange Rate Agent identified in the Pricing Supplement. The costs of such conversion will be borne by the holder of the Note through deductions from such payments.

     References herein to "U.S. dollars" or "U.S. $" or "$" are to the currency of the United States of America.

                              DESCRIPTION OF NOTES

     The following description of the particular terms of the Notes offered hereby (which constitute Senior Securities as defined in the accompanying Prospectus) supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Senior Debt Securities set forth in the accompanying Prospectus under "Description of Debt Securities," to which description reference is hereby made. The particular terms of the Notes offered by any pricing supplement (a "Pricing Supplement") will be described therein. The terms and conditions set forth in "Description of Notes" will apply to each Note unless otherwise specified in the applicable Pricing Supplement and in such Note.

GENERAL

     The Notes will constitute a single series and the Bearer Notes, if any, will constitute a separate single series to be issued under an indenture dated as of April 15, 1987, between Textron and The Chase Manhattan Bank (formerly known as Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), as Trustee, as supplemented by the First Supplemental Indenture dated as of March 15, 1988 and the Second Supplemental Senior Indenture dated as of February 6, 1996 (the "Senior Indenture"). The Notes and the Bearer Notes, if any, will be issued in an aggregate principal amount of up to $510,985,000 as such amount may be reduced from time to time by the aggregate principal amount of all other Securities of Textron which were registered pursuant to Registration Statement No. 33-63227 and issued and sold after the date hereof. For this purpose, (i) the principal amount of any Discount Note (as defined below under "United States Tax Considerations -- Original Issue Discount") means the Issue Price (as defined below) of such Note and (ii) the principal amount of any Note issued in a Specified Currency means the U.S. dollar equivalent on the date of issue of the Issue Price of such Note.

     Except as may be specified for Notes denominated in a Specified Currency other than U.S. dollars or as otherwise provided in the Pricing Supplement, the Notes will be issued only in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. Notes denominated in a Specified Currency other than U.S. dollars will be issued in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), as determined by the Federal Reserve Bank of New York, at the noon buying rate in New York City for cable transfers of such Specified Currency (the "Market Exchange Rate"), provided, however, in the case of European Currency Units, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the trade date for such Notes, or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency.

     In the case of Certificated Notes denominated in U.S. dollars, principal, premium, if any, and interest will be payable, and transfer of the Notes will be registrable, at the office of The Chase Manhattan Bank, 450 W. 33rd Street, New York, New York 10001, provided that Textron at its option may pay interest other than interest due at maturity by check mailed to registered holders. Notwithstanding the foregoing, a holder of $1,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) having the same Interest Payment Dates will, at the option of Textron, be entitled to receive interest payments (other than at maturity) by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Any such wire instructions received by the Trustee shall remain in effect until revoked by such holder. The Depositary, as registered holder of Book-Entry Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds. Interest on Notes payable in a Specified Currency other than U.S. dollars will be paid by mailing a check or draft in the Specified Currency drawn on an account at a bank outside of the United States.

     Unless otherwise specified in the applicable Pricing Supplement, a beneficial owner of Book-Entry Notes denominated in a Specified Currency electing to receive payments of principal or any premium or interest in a currency other than U.S. dollars must notify the participant through which its interest is held on or prior to the applicable Record Date (as defined below under the caption "Interest Rate"), in the case of a payment of interest, and on or prior to the sixteenth day prior to maturity (or the date of redemption or repayment if a Note is redeemed or repaid prior to maturity), in the case of principal or premium, of such beneficial owner's election to receive all or a portion of such payment in a Specified Currency. Such participant must notify the Depositary of such election on or prior to the third Business Day after such Record Date, in the case of a payment of interest, and on or prior to the twelfth Business Day prior to maturity (or the date of redemption or repayment if a Note is redeemed or repaid prior to maturity) in the case of a payment of principal or premium. The Depositary will notify the Paying Agent of such election on or prior to the fifth Business Day after such Record Date, in the case of a payment of interest, and on or prior to the tenth Business Day prior to maturity (or the date of redemption or repayment if a Note is redeemed or repaid prior to maturity) in the case of a payment of principal or premium. If complete instructions are received by the participant and forwarded by the participant to the Depositary, and by the Depositary to the Paying Agent, on or prior to such dates, the beneficial owner will receive payments in the Specified Currency by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States; otherwise the beneficial owner will receive payments in U.S. dollars.

     If any Notes are denominated in a Specified Currency other than U.S. dollars or if the principal of, premium, if any, or interest on any Notes is payable in a Specified Currency other than U.S. dollars, the applicable Pricing Supplement will provide additional information pertaining to the terms of such Notes and other matters of interest to the holders thereof, including exchange rates for the Specified Currency as against the U.S. dollar at selected times in the last five years, and any exchange controls affecting such Specified Currency. See "Foreign Currency Risks".

     The Notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by Textron, and may be subject to redemption by

Textron or repayment at the option of the Holder prior to maturity. Floating Rate Notes (as defined below under the caption, "Interest Rate") will mature on an Interest Payment Date (as defined below under the caption, "Interest Rate"). Each Note will be issued initially as either a Book-Entry Note or a Certificated Note. Only Notes for which the Depositary can receive payments in U.S. dollars may be issued as Book-Entry Notes.

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Pricing Supplement will indicate whether the Notes can be redeemed by Textron, or are repayable at the option of the Holder, prior to maturity, in either case at prices set forth in the Pricing Supplement. The applicable Pricing Supplement will also specify the price at which each Note will be issued (the "Issue Price") and any other terms on which each such Note will be issued.

     "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions are open for business in The City of New York or, if the Notes are denominated in a Specified Currency other than U.S. dollars, in the city and country specified in the applicable Pricing Supplement and, in each case, if the Notes are LIBOR Notes (as defined below under the caption, "Interest Rate") also a London Business Day. "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

PAYMENT CURRENCY

     If the applicable Pricing Supplement provides for all or a portion of payments of interest and principal on a non-U.S. dollar denominated Note to be made, at the option of the Holder of such Note, in U.S. dollars, conversion of the Specified Currency into U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to the Holders of Notes and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the Holders of Notes by deductions from such payments.

     Except as set forth below, if the principal of, premium, if any, or interest on, any Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to Textron for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of Textron or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, Textron will be entitled to satisfy its obligations to holders of the Notes by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the most recently available Market Exchange Rate. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture. Provisions applicable to Notes denominated in ECU will be set forth in the applicable Pricing Supplement.

INTEREST RATE

     Each Note will bear interest from the date of issue at the rate per annum stated, or calculated pursuant to the interest rate formula set forth, therein and in the applicable Pricing Supplement, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date. Principal, premium, if any, and interest due upon redemption, repayment and at maturity will be payable in immediately available funds upon presentation of the Notes. The Chase Manhattan Bank will be the calculation agent (the "Calculation Agent") with respect to the Notes.

     Each Note will bear interest at either (a) a fixed rate or rates (a "Fixed Rate Note") or (b) rates determined by reference to the interest rate basis specified in the applicable Pricing Supplement (a "Floating Rate Note") (i) plus or minus (as specified in the applicable Pricing Supplement) the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Note. Any Floating Rate Note may also have either or both of the following:
(i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period; and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period. The applicable Pricing Supplement will designate one of the following interest rate bases as applicable to each Floating Rate Note: (a) the Constant-Maturity Treasury Rate (a "CMT Rate Note"),
(b) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (c) LIBOR (a "LIBOR Note"), (d) the Treasury Rate (a "Treasury Rate Note"), (e) the Federal Funds Rate (a "Federal Funds Rate Note") (f) the Prime Rate (a "Prime Rate Note") or (g) such other interest rate basis as is set forth in such Pricing Supplement.

     Interest on Fixed Rate Notes will be payable on May 15 and November 15 of each year, upon maturity and upon redemption or repayment. If any Interest Payment Date or the maturity date (or the date of redemption or repayment) of a Fixed Rate Note falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the maturity date (or the date of redemption or repayment), as the case may be.

     Except as provided below, interest on Floating Rate Notes will be payable, in the case of Notes with a weekly or a monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified in the applicable Pricing Supplement; in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December; in the case of Notes with a semiannual Interest Reset Date, on the third Wednesday of the two months specified in the applicable Pricing Supplement; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified in the applicable Pricing Supplement.

     Each date on which interest is payable on a Note is referred to herein as an "Interest Payment Date." If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date occurring at maturity or upon redemption or repayment) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the maturity date (or date of redemption or repayment) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date (or the date of redemption). Interest payable on any Interest Payment Date will be payable to the person in whose name such Note is registered at the close of business 15 calendar days prior to such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Interest Payment Date occurring at maturity or upon redemption or repayment will be payable to the person to whom principal will be payable. Notwithstanding the foregoing, the first payment of interest on any Note originally issued between a Record Date and the related Interest Payment Date will be made on such Interest Payment Date immediately following the next succeeding Record Date.

     Interest payments for Floating Rate Notes will include accrued interest from the date of issue or from the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or maturity date (or the date of redemption or repayment). Accrued interest will be calculated by multiplying the principal amount of a Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes, LIBOR Notes, Federal Funds Rate Notes and Prime Rate Notes and by the actual number of days in the year, in the case of CMT Rate Notes and Treasury Rate Notes. The interest rate in effect on each day will be
(a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate limitation referred to above and to any adjustment by a Spread or a Spread Multiplier referred to above; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate specified in the applicable Pricing Supplement

     The rate of interest on each Floating Rate Note will be reset weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. The Interest Reset Date will be, in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, Tuesday of each week; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of the month specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next day that is a Business Day, except, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

     The "Interest Determination Date" pertaining to an Interest Reset Date for CMT Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and Prime Rate Notes will be the second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date, such Interest Reset Date shall be the next following Business Day.

     The "Calculation Date," where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the Business Day preceding the applicable Interest Payment Date or maturity date, as the case may be, and (ii) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day.

     The Trustee will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect and, if different, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Note.

     The applicable Pricing Supplement will specify the interest rate basis and the Spread or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Floating Rate Note. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, subject to certain exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits may not apply to Notes in which $2,500,000 or more has been invested. In addition, such Pricing Supplement will define or particularize for each Floating Rate Note the following terms, if applicable: Index Maturity, Initial Interest Rate, Interest Payment Dates and Interest Reset Dates with respect to such Note.

  Fixed Rate Notes

     Fixed Rate Notes will bear interest from the date of issue at the annual interest rate or rates specified on the face thereof and in the applicable Pricing Supplement. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  CMT Rate Notes

     CMT Rate Notes will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CMT Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in an applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date, the rate displayed for the Index Maturity designated in such CMT Rate Note on the Designated CMT Telerate Page (as defined in the following paragraph) under the caption ". .
 . Treasury Constant Maturities . . . Federal Reserve Board Release H.15" under the column for the Designated CMT Maturity Index (as defined in the second paragraph below) for (i) if the Designated CMT Telerate page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)"). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their respective affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, after consultation with Textron and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury notes quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with Textron and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury notes with an original maturity of the number of years that is the next highest to the designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest or lowest of such quotes will be eliminated, provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate for such Interest Reset Date will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the CMT Rate Notes for which the CMT Rate is being determined shall be the Initial Interest Rate). If two Treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in an applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" shall be the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in an applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

  Commercial Paper Rate Notes

     Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

     "Commercial Paper Rate" means with respect to any Interest Determination Date, the Money Market Yield (as defined in the following paragraph) of the rate on that date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in H.15(519), under the heading "Commercial Paper," or, if unavailable, under such other heading representing commercial paper issued by non-financial entities whose bond rating is "AA" or the equivalent from a nationally recognized statistical rating agency. In the event that such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in Composite Quotations, the Commercial Paper Rate for that Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of the offered rates of three leading dealers of commercial paper in the City of New York selected by the Calculation Agent as of 11:00 a.m., New York City time, on that Interest Determination Date, for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Interest Determination Date.

     "Money Market Yield" will be a yield (expressed as a percentage rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) calculated in accordance with the following formula:

                          D X 360
Money Market Yield =  --------------- X 100
                       360 - (D X M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  LIBOR Notes

     LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement.

     "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

          (i) As of the Interest Determination Date, the Calculation Agent will determine (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined in the third paragraph below), by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency, as designated in the applicable Pricing Supplement, for the period of the Index Maturity, as designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, which appear on the designated LIBOR page at approximately 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency, as designated in the applicable Pricing Supplement, for the period of the Index Maturity, as designated in the applicable Pricing Supplement, commencing on the second London Banking Day following such Interest Determination Date (or, if pounds sterling is the Index Currency, commencing on such Interest Determination Date), that appears on the LIBOR Page at approximately 11:00 A.M., London time, on such Interest Determination Date. If fewer than two offered rates appear (if "LIBOR Reuters" is specified in the applicable Pricing Supplement and calculation of LIBOR is based on the arithmetic mean of the offered rates) or if no rate appears (if the applicable Pricing Supplement specified either (x) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate or (y) "LIBOR Telerate"), LIBOR in respect of that Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear (if "LIBOR Reuters" is specified in the applicable Pricing Supplement and calculation of LIBOR is based on the arithmetic mean of the offered rates) or no rate appears (if the applicable Pricing Supplement specified either (x) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate or (y) "LIBOR Telerate"), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with Textron), to provide the Calculation Agent with its offered quotations for deposits in the Index Currency for the period of the specified Index Maturity, commencing on the second London Banking Day immediately following such Interest Determination Date (or, if pounds sterling is the Index Currency, commencing on such Interest Determination Date), to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount equal to an amount of not less than $1 million (or the equivalent in the Index Currency, if not the U.S. dollar) that is representative of a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If one or no quotation is provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of rates quoted at approximately 11:00 A.M. (or such other time specified in the applicable Pricing Supplement), in the applicable principal financial center for the country of the Index Currency on such Interest Determination Date, by three major banks in such principal financial center selected by the Calculation Agent (after consultation with Textron) on such Interest Determination Date for loans in the Index Currency to leading European banks, for the period of the specified Index Maturity commencing on the second London Banking Day immediately following such Interest Determination Date (or, if pounds sterling is the Index Currency, commencing on such Interest Determination Date) and in a principal amount of not less than $1 million (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative of a single transaction in such Index Currency in such market at such time, provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting rates as mentioned in this sentence,

     "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the LIBOR Notes for which LIBOR is being determined shall be the Initial Interest Rate).

     "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified.

  Treasury Rate Notes

     Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if
any), specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

     "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "Treasury bills -- auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Interest Determination Date.

     Federal Funds Rate Notes

     Federal Funds Rate Notes will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in such Federal Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in the Composite Quotations under the heading "Federal

Funds/Effective Rate." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight federal funds, as of 11:00 A.M., New York City time, on such Interest Determination Date, arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the "Federal Funds Rate" in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Federal Funds Rate Notes for which such Federal Funds Rate is being determined shall be the Initial Interest
Rate).

     Prime Rate Notes

     Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, which respect to any Interest Determination Date, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME 1 Page (as defined below) as such bank's prime rate of base leading rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than four quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean of the prime rates in The City of New York furnished by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies selected as foresaid by the Calculation Agent are not quoting rates as set forth above, the "Prime Rate" in effect for such Interest Reset Period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate Notes for which such Prime Rate is being determined shall be the Initial Interest Rate). "Reuters Screen USPRIME1 Page" means the display designated as Page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

BOOK-ENTRY SYSTEM

     Upon issuance, all Book-Entry Notes that are Fixed Rate Notes having the same Issue Date, interest rate, if any, amortization schedule, if any, ranking, maturity date and other terms, if any, will be represented by a single Global Note, and all Book-Entry Notes that are Floating Rate Notes having the same Issue Date, Initial Interest Rate, Base Rate, Interest Reset Period, Interest Payment Dates, Index Maturity, Spread and/or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, ranking, maturity date and other terms, if any, will be represented by a single Global Note. Each Global Note representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York as Depositary, and registered in the name of a nominee of the Depositary. Certificated Notes will not be exchangeable for Book-Entry Notes and, except under the circumstances described in the Prospectus under "Description of Debt Securities -- Terms Applicable to Senior Debt Securities, Subordi-nated Debt Securities and Junior Subordinated Debt Securities -- Global Securities," Book-Entry Notes will not be exchangeable for Certificated Notes and will not otherwise be issuable as Certificated Notes.

     A further description of the Depositary's procedures with respect to Global Notes representing Book-Entry Notes is set forth in the Prospectus under "Description of Debt Securities -- Terms Applicable to Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities -- Global Securities." The Depositary has confirmed to the Company, the Agent and the Trustee that it intends to follow such procedures.

                             FOREIGN CURRENCY RISKS

GENERAL

     Exchange Rates and Exchange Controls. An investment in Notes that are denominated in a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. Such risks generally depend on economic and political events over which Textron has no control. In recent years, rates of exchange between U.S. dollars and certain foreign currencies have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of any Note. Depreciation of the currency specified in a Note against the U.S. dollar would result in a decrease in the effective yield of such Note below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis.

     THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN A FOREIGN CURRENCY OR A CURRENCY UNIT AND TEXTRON DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISERS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN SPECIFIED CURRENCIES OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. National governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. From time to time governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar denominated Notes is that their U.S. dollar-equivalent yields or payouts could be affected by governmental actions, which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces, and the movement of currencies across borders. There will be no adjustment or change in the terms of such Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable Specified Currency.

     Notes denominated in foreign currencies other than European Currency Units ("ECUs") will not be sold in, or to residents of, the country of the Specified Currency in which particular Notes are denominated except as otherwise specified in the applicable Pricing Supplement.

     The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and Textron disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and interest on the Notes. Such persons should consult their own counsel with regard to such matters.

     Governing Law and Judgments. The Notes will be governed by and construed in accordance with the laws of the State of New York. An amendment to the Judiciary Law of the State of New York adopted in 1987 provides that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree.

     Exchange Controls and Availability of Specified Currency. Governments have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at the time of payment of principal of, and premium, if any, or interest on a Note. Even if there are no actual exchange controls, it is possible that the Specified Currency for any particular Note would not be available at such Note's maturity. In that event, Textron would make required payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the most recently available Market Exchange Rate. See "Description of Notes -- General."

     Information concerning exchange rates for the Specified Currency, if other than U.S. dollars, in which principal of, premium, if any, and interest on the Notes is payable, as against the U.S. dollar at selected times during the last five years, as well as exchange controls affecting such currencies, will be set forth in the applicable Pricing Supplement.

                        UNITED STATES TAX CONSIDERATIONS

     In the opinion of Cravath, Swaine & Moore, special tax counsel to Textron, the following summary correctly describes the principal United States Federal income tax consequences resulting from the ownership of the Notes by certain holders. It does not describe all the possible tax consequences of the purchase, ownership or disposition of the Notes, and does not consider the individual tax position of any holder. It deals only with Notes and currencies or currency units other than U.S. dollars ("Foreign Currency") held as capital assets. It does not deal with holders with a special tax status or special tax situations, such as certain financial institutions, dealers in securities or currencies, Notes (or Foreign Currency) held as a hedge against currency risks, as part of a straddle with other investments or as part of a "synthetic security" comprised of a Note and one or more other investments, or situations in which the functional currency of the holder is not the U.S. dollar. It does not deal with Bearer Notes. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). It is based upon the United States Federal income tax laws and regulations as now in effect and as currently interpreted, and does not take into account possible changes in such tax laws or such interpretations. The summary does not include any description of the tax laws of any state, local or foreign government that may be applicable to the Notes or holders thereof. Persons considering the purchase of Notes should consult their tax advisers concerning the application of the United States Federal tax laws to their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

UNITED STATES HOLDERS

     This section applies to any holder of a Note who is a citizen or resident of the United States, a corporation, a partnership or other entity created under the laws of the United States or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source (a "United States person"). "United States" means the United States of America (including the States and the District of Columbia).

     Payments of Interest. Except as described below under "Original Issue Discount," interest on a Note (whether payable in a Foreign Currency or in U.S. dollars) generally will be taxable to a holder as ordinary income at the time it accrues or is received in accordance with the holder's method of accounting for tax purposes.

     If payment of interest is made in a Foreign Currency, then in the case of a cash method holder who is not required to accrue such interest prior to its receipt, the amount of interest income is determined by translating the Foreign Currency into U.S. dollars at the "spot rate" on the date of receipt regardless of whether the payment is converted to U.S. dollars.

     In the case of an accrual method holder or in the case of interest that is accrued prior to receipt of payment (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable), the amount of interest income that is taken into income for any interest accrual period is generally determined by translating the Foreign Currency into U.S. dollars at the "average rate" for the interest accrual period (or, with respect to an interest accrual period that spans two taxable years, at the "average rate" for the partial period within the relevant taxable year). At the time the interest so accrued in a prior accrual period is received, the holder will realize exchange gain or loss (taxable as ordinary gain or loss, but generally not treated as interest income or expense) equal to the difference, if any, between the "spot rate" of the Foreign Currency received by the holder with respect to such accrual period on the date the interest is received and the amount of interest income previously accrued for such period. The holder may elect to effect the translation of interest income into U.S. dollars at the spot rate on the last day of the interest accrual period, or with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. (In addition, if the interest is actually received within 5 business days of the end of such accrual period or taxable year, a holder described in the preceding sentence may elect to use the spot rate on the date of receipt, in which case no exchange gain or loss will result.) A holder who makes either election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service ("IRS").

     For purposes of this discussion, the "spot rate" generally means a rate that reflects a fair market rate of exchange available to the public for currency under a "spot contract" in a free market and involving representative amounts. A "spot contract" is a contract to buy or sell a currency on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the District Director of the IRS has the authority to determine the spot rate. The "average rate" for an accrual period (or partial period) is the simple average of the spot rates for each business day of such period or another average exchange rate for the period reasonably derived and consistently applied by the holder.

     Purchase, Sale and Retirement of Notes. A holder's tax basis in a Note will generally equal such holder's initial investment in the Note increased by any OID included in income (and accrued market discount or acquisition discount, if any, if the holder has included such discount in income) and decreased by the amount of any payments received (other than qualified stated interest payments) and amortizable bond premium taken with respect to such Note. A discussion of OID, market discount, acquisition discount, qualified stated interest and amortizable bond premium follows under "Original Issue Discount."

     A holder's tax basis in a Note denominated in a Foreign Currency will be the U.S. dollar value of the Foreign Currency amount paid for such Note based on a spot rate in effect on the date such Note is purchased, plus, in the case of an accrual basis holder, any accrued but unpaid interest. A holder that purchases a Note with previously owned Foreign Currency will generally be treated as though the Foreign Currency used to purchase the Note was instead exchanged for U.S. dollars, and the U.S. dollars received in such exchange were used to purchase the Note. Thus, such a holder generally will be required to recognize ordinary income or loss equal to the difference, if any, between the U.S. dollar spot rate of the Foreign Currency used to purchase the Note on the date of purchase and the holder's U.S. dollar tax basis in the Foreign Currency. A holder who converts U.S. dollars to a Foreign Currency and immediately uses that currency to purchase a Note denominated in the same currency normally will not recognize exchange gain or loss in connection with such conversion and purchase.

     Upon the sale, exchange or retirement of a Note, a holder will recognize gain or loss equal to the difference between the amount realized and the holder's tax basis in the Note. If a holder receives Foreign Currency on such a sale, exchange or retirement, the amount realized will be based on the spot rate of the Foreign Currency on the date of disposition. In the case of a Note denominated in Foreign Currency, to the extent such recognized gain or loss is attributable to changes in Foreign Currency exchange rates between the acquisition and disposition of the Note, such gain or loss (the "exchange gain or loss") will be treated as ordinary income or loss (but generally will not be treated as interest income or expense). However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction. Except as provided below, any gain or loss in excess of such exchange gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Note had been held for more than one year.

     If a holder who was not an original purchaser has a tax basis for a Note that is less than its principal amount (or, in the case of a Discount Note (as defined below under the caption "Original Issue Discount"), its adjusted issue price on the date the holder purchased the Note, the Note may be considered to have "market discount." As a general matter, gain on a Note is treated as ordinary income rather than capital gain to the extent of market discount accrued while the holder held the Note, although holders may elect to accrue market discount into income on a current basis. Such an election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. In addition, a holder of a Note with market discount may be required to defer, until the maturity date of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such Note unless the holder elects to include market discount in income on a current basis. In the case of a Note payable in a Foreign Currency, (1) market discount is determined in units of the Foreign Currency, (2) accrued market discount required to be taken into account on the disposition of a Note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the spot rate on the disposition date (and no part is treated as exchange gain or loss), and (3) accrued market discount currently includible in income by a holder is translated into U.S. dollars at the average exchange rate for the accrual period (or the partial accrual period during which the holder held the Note), and the exchange gain or loss is determined on the disposition of the Note in the manner described in "Payments of Interest," above, with respect to computation of exchange gain or loss on accrued interest by an accrual basis holder.

     If a holder's tax basis for a Note is greater than its principal amount, the Note may be considered to have "bond premium." The holder may elect to amortize such premium (as offsets to interest income) over the remaining life of the Note under a constant interest method. However, if such Note may be optionally redeemed after the holder acquires it at a price in excess of its "stated redemption price at maturity," as defined below under "Original Issue Discount," special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize such premium applies to all taxable debt obligations then owned and thereafter acquired by the holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. In the case of a Note payable in Foreign Currency, bond premium is computed in units of Foreign Currency and amortizable bond premium reduces interest income in units of the Foreign Currency. At the time amortized bond premium offsets interest income, exchange gain or loss is realized based on the difference between spot rates at that time and at the time of the acquisition of the Note. With respect to a holder that does not elect to amortize bond premium, the amount of bond premium constitutes a capital loss when the bond matures.

     Receipt of Foreign Currency. The tax basis of Foreign Currency received by a holder generally will equal the U.S. dollar equivalent of such Foreign Currency at the spot rate on the date it is received. Upon the subsequent exchange of such Foreign Currency for U.S. dollars or for another currency, or upon its use to purchase property, a holder will generally recognize exchange gain or loss, generally taxable as ordinary income equal to the difference between the holder's tax basis for the Foreign Currency and the amount of U.S. dollars received (or, in the case where another currency is received, the U.S. dollar spot rate of such other currency on the date of the exchange) or, if property is received, the U.S. dollar fair market value of the property received (in the case of property denominated in a different Foreign Currency, the U.S. dollar fair market value will be based on the spot rate on the date of such disposition).

     Original Issue Discount. For United States Federal income tax purposes, original issue discount ("OID") is the excess of the "stated redemption price at maturity" of a Note over its "issue price," if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated resumption price at maturity multiplied by the number of complete years to maturity from its issue date or, in the case of an Amortizing Note, by the weighted average maturity). The "issue price" of a Note is generally the first price at which a substantial amount of Notes that are part of an issuance are sold to the public. The "stated redemption price at maturity" of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. "Qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (or at certain floating rates) that appropriately takes into account the length of the interval between stated interest payments.

     OID is includible in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such holder's regular method of tax accounting. In general, the amount of OID included in income by the initial holder of an Original Issue Discount Note (a "Discount Note") is the sum of the daily portions of OID for each day during the taxable year (or portion of the taxable year) on which such holder held such Discount Note. The "daily portion" is determined by allocating the OID for an accrual period equally to each day in that accrual period. The "accrual period" for a Discount Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day of an accrual period. The amount of OID for an accrual period is generally equal to the excess of (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity over (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of OID allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

     Floating Rate Notes are subject to special rules. A Floating Rate Note that provides for stated interest at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate throughout the term thereof generally will qualify as a "variable rate debt instrument." In general, the amount and accrual of OID and qualified stated interest on such a Floating Rate Note is calculated by converting it into a debt instrument with an appropriate fixed rate and then applying the general OID rules.

     If a Floating Rate Note does not qualify as a "variable rate debt instrument," then the Floating Rate Note would be treated as a contingent payment debt obligation. A holder of such an instrument generally must include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, any gain recognized by a holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances).

     The proper United States Federal income tax treatment of Floating Rate Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement. Investors considering the purchase of Floating Rate Notes should consult their own tax advisors.

     Certain of the Notes (i) may be redeemable at the option of the issuer prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase notes with such features should consult their own tax advisors, since the OID consequences will depend, in part, on the particular terms and features of the purchased Notes more fully described in the applicable Pricing Supplement.

     Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a Note by using the constant yield method applicable to OID obligations, subject to certain limitations and exceptions. The election is to be made for the taxable year in which the holder acquired the Note, and may not be revoked without the consent of the IRS. If this election is made with respect to a Note with amortizable bond premium or market discount, a holder will be required to amortize bond premium or currently accrue market discount into income for all debt instruments acquired in the same taxable year or any year thereafter.

     The issuer will report to holders the amount of interest paid and OID accrued each year.

     Special rules apply with respect to OID on Notes that mature one year or less from the date of issuance ("Short-Term Notes"). In general, a cash basis holder of a Short-Term Note is not required to include OID in income as it accrues for United States Federal income tax purposes unless it elects to do so. Accrual basis holders and certain other holders, including banks, regulated investment companies, dealers in securities, and cash basis holders who so elect, are required to include OID in income as it accrues on Short-Term Notes on either a straight-line basis or under the constant yield method (based on daily compounding), at the election of the holder. In the case of holders not required and not electing to include OID on Short-Term Notes in income currently, any gain realized on the sale or retirement of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant yield method) through the date of sale or retirement. Holders who are not required and do not elect to include OID on Short-Term Notes in income as it accrues will be required to defer deductions for interest on borrowings allocable to Short-Term Notes in an amount not exceeding the deferred income until the deferred income is realized. For purposes of determining the amount of OID subject to these rules, no interest payments on a Short-Term Note are qualified stated interest, but instead such interest payments are included in the Short-Term Note's stated redemption price at maturity.

     Any holder of a Short-Term Note can elect to apply rules in the preceding paragraph taking into account the amount of "acquisition discount," if any, with respect to the Note (rather than the OID with respect to such Note). Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the holder's purchase price therefor.

     In the case of a Note denominated in a Foreign Currency (i) OID is determined in units of the Foreign Currency, (ii) accrued OID is translated into United States dollars in the same manner as interest income accrued by an accrual basis holder, described in "Payments of Interest" above with respect to payments made in a Foreign Currency, and (iii) the amount of exchange gain or loss on the accrued OID is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into United States dollars at the spot rate on the date of such receipt, with the amount of OID accrued, as translated above.

NON-UNITED STATES PERSONS

     Under the United States Federal income tax laws as in effect on the date of this Prospectus Supplement and subject to the discussion of backup withholding below, payments of principal (and premium, if any) and interest, including original issue discount, by the issuer or its agent (acting in its capacity as such) to any holder of a Note who is not a United States person (as defined above under "United States Holders") will not be subject to United States Federal withholding tax; provided, in the case of interest, including original issue discount, that (i) such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the issuer entitled to vote, (ii) such holder is not a controlled foreign corporation for United States tax purposes that is related to the issuer (directly or indirectly) through stock ownership, and (iii) either (A) the beneficial owner of the Note certifies to the last United States payor in the chain of payment prior to the non-United States person, under penalties of perjury, that it is a non-United States person and provides its name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies to the issuer or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by another financial institution and furnishes the payor with a copy thereof. Recently proposed Treasury Regulations would provide alternative methods for satisfying these certification requirements, and are proposed to be effective for payments after December 31, 1997.

     If a holder of a Note who is not a United States person is engaged in a trade or business in the United States and interest, including original issue discount, on the Note is effectively connected with the conduct of such trade or business, such holder, although exempt from the withholding tax discussed in the preceding paragraph, may be subject to United States Federal income tax on such interest, and original issue discount, in the same manner as if it were a United States person. In addition, if such a holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount) on a Note will be included in the earnings and profits of such holder if such interest (or original issue discount) is effectively connected with the conduct by such holder of a trade or business in the United States. In lieu of the certificate described in the preceding paragraph, such a holder must provide the payor with a properly executed IRS Form 4224 to claim an exemption from United States Federal withholding tax. However, such a holder of a Note may still be required to provide the certification described in the preceding paragraph in order to obtain an exemption from "backup" withholding, discussed below.

     Any capital gain or market discount realized upon the retirement or disposition of a Note by a holder who is not a United States person will not be subject to United States Federal income or withholding taxes if (i) such gain is not effectively connected with a United States trade or business of the holder, and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more and such individual does not have a "tax home" (as defined in Section 911(d)(3) of the Internal Revenue Code of 1986, as amended) in the United States in the taxable year of the retirement or disposition and the gain is not attributable to an office or other fixed place of business maintained by such individual in the United States.

     Notes held by an individual who is neither a citizen nor a resident of the United States for United States Federal income tax purposes at the time of such individual's death will not be subject to United States Federal estate tax provided that the income from such Notes was not or would not have been effectively connected with a United States trade or business of such individual and that such individual qualified for the exemption from United States Federal withholding tax (without regard to the certification requirements) that is described above.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a holder must be reported to the IRS, unless the holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those holders of the Notes who are not United States persons and are not exempt recipients.

     In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a seller who is not a United States person, certifies that it is not a United States person (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies that it is not a United States person (and certain other conditions are met). Certification that the registered owner is not a United States person normally would be made on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     The Notes may be offered on a continuing basis by Textron to or through the Agents, who have agreed to use their reasonable best efforts to solicit purchases of the Notes. Textron will pay each Agent a commission, depending on maturity, of .125% to .750% of the Issue Price of the Notes sold through it. Textron may also sell Notes to any Agent for resale to one or more investors at varying prices related to market prices prevailing at the time of resale, to be determined by such Agent. In connection with any resale of Notes purchased, an Agent may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant thereto to dealers or purchasers, or, if set forth in the applicable Pricing Supplement, the Agent may also resell such notes at a fixed public offering price, as determined by the Agent. Unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company. After any initial public offering of Notes to be resold to purchasers on a fixed public offering price basis, the public offering price, commission and discount may be changed. Unless otherwise specified in the applicable Pricing Supplement, any Note purchased by an Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity. Textron may arrange for the Notes to be sold through other agents, dealers or underwriters or may sell Notes directly to investors on its own behalf in those jurisdictions where such offering by Textron is authorized. In the case of such sales made directly by Textron, no commission will be payable to the Agents. Textron has agreed to reimburse the Agents for certain expenses.

     Textron will have the sole right to accept offers to purchase Notes and may in its sole discretion reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it, in whole or in part.

     Textron will agree to indemnify each Agent and certain other persons with respect to certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments such Agent or such persons may be required to make in respect thereof. Any Agent may be deemed to be an "underwriter" within the meaning of such Act.

     In connection with the offering, the Agents may purchase and sell the Notes in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions credited by the Agents in connection with the offering of the Notes. The Agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be retained by the Agents if such Notes are repurchased by the Agents in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

     Concurrently with the offering of the Notes through the Agents as described herein, Textron may offer, outside the United States to prospective non-United States Holders an additional series of Medium-Term Notes, which may have terms substantially similar to the terms of the Notes offered hereby (but will constitute a separate series for purposes of the Indenture), and which will be offered in bearer form. Any additional series of Medium-Term Notes so offered and sold will reduce correspondingly the principal amount of Notes which may be offered by this Prospectus Supplement and the Prospectus.

     Textron has been advised by the Agents that each Agent intends to make a market in the Notes, but that none of the Agents is obligated to do so and that the Agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

PROSPECTUS

                                 $1,010,985,000

                                  TEXTRON INC.
                   SENIOR DEBT SECURITIES, SUBORDINATED DEBT
               SECURITIES AND JUNIOR SUBORDINATED DEBT SECURITIES
                            ------------------------

                               TEXTRON CAPITAL I
                               TEXTRON CAPITAL II
                              TEXTRON CAPITAL III
                             TEXTRON FINANCE, L.P.

       PREFERRED SECURITIES GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                                  TEXTRON INC.
                            ------------------------

    Textron Inc. ("Textron"), a Delaware corporation, may offer, from time to time, its (i) unsecured senior debt securities (the "Senior Debt Securities"),
(ii) unsecured subordinated debt securities (the "Subordinated Debt Securities") or (iii) unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities"), each consisting of debentures, notes or other evidences of indebtedness (item (i), (ii) or (iii) above being referred to herein as the "Debt Securities"), or any combination of the foregoing, in each case in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. Textron's obligations under the Subordinated Debt Securities and the Junior Subordinated Debt Securities will be subordinate and junior in right of payment to certain other senior indebtedness of Textron as described herein or as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

    Textron Capital I, Textron Capital II and Textron Capital III (each, a "Textron Trust" and, together, the "Textron Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective Textron Trust ("Trust Preferred Securities") with the payment of periodic cash distributions ("distributions") and payments on liquidation, redemption or otherwise of such Trust Preferred Securities guaranteed (each, a "Trust Guarantee") on a subordinated basis by Textron to the extent described herein. See "Description of Trust Guarantees." Textron Finance, L.P. ("Textron Partnership"), a limited partnership formed under the laws of the State of Delaware, may offer, from time to time, its preferred securities ("Partnership Preferred Securities") in one or more series with the payment of distributions and payments on liquidation, redemption or otherwise guaranteed (the "Partnership Guarantee") on a subordinated basis by Textron to the extent described herein. See "Description of Partnership Guarantee." Textron's obligations under the Trust Guarantees will rank pari passu with its obligations under the Partnership Guarantee and the senior most preferred or preference stock of Textron. See "Description of Trust Guarantees -- Status of Trust Guarantees" and "Description of Partnership Guarantee -- Status of Partnership Guarantee." Junior Subordinated Debt Securities may be issued and sold from time to time in one or more series by Textron to (i) a Textron Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Trust Preferred Securities, (ii) Textron Partnership in connection with the investment of the proceeds from the offering of Partnership Preferred Securities or (iii) other purchasers, including the general public.

    Specific terms of the Debt Securities of any series, the Trust Preferred Securities of any Textron Trust or the Partnership Preferred Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the currency in which principal of, premium, if any, and interest, if any, on the Debt Securities will be payable, the right of Textron, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering of Debt Securities, and (ii) in the case of Trust Preferred Securities and Partnership Preferred Securities (collectively, the "Preferred Securities"), the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of Textron. If so specified in the applicable Prospectus Supplement, Offered Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities.

    The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $1,010,985,000 (or (i) its equivalent (based on the applicable exchange rate at the time of sale) if Debt Securities are issued with principal amounts denominated in one or more foreign currencies or currency units as shall be designated by Textron, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of $1,010,985,000). Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

    Textron, any of the Textron Trusts or Textron Partnership may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents of Textron, each of the Textron Trusts or Textron Partnership or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE
           RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS
                    ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY 1, 1996.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TEXTRON, ANY OF THE TEXTRON TRUSTS OR TEXTRON PARTNERSHIP, OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TEXTRON, ANY OF THE TEXTRON TRUSTS OR TEXTRON PARTNERSHIP SINCE THE DATE THEREOF. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.
                            ------------------------

                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Textron, each of the Textron Trusts and Textron Partnership with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to Textron, the Textron Trusts, Textron Partnership and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     Textron is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning Textron can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 W. Madison St., Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the office of the New York Stock Exchange, Inc. on which Textron common stock is traded, at 20 Broad Street, New York, New York 10005.

     No separate financial statements of the Textron Trusts or Textron Partnership have been included or incorporated by reference herein. Textron does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Textron Trusts and Textron Partnership will be owned, directly or indirectly, by Textron, a reporting company under the Exchange Act, (ii) the Textron Trusts and Textron Partnership have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in their respective assets and investing the proceeds thereof in Junior Subordinated Debt Securities issued by Textron, (iii) the obligations of the Textron Trusts under the Trust Preferred Securities are fully and unconditionally guaranteed by Textron to the extent that the respective Textron Trust has funds available to meet such obligations, and (iv) the obligations of Textron Partnership under the Partnership Preferred Securities are fully and unconditionally guaranteed by Textron to the extent Textron Partnership has funds legally available to meet such obligations. See "Description of Debt Securities," "Description of Trust Guarantees" and "Description of Partnership Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Textron (File No. 1-5480) with the Commission pursuant to the Exchange Act are incorporated by reference herein and made a part hereof:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

     (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended April 1, July 1 and September 30, 1995; and

     (c) Current Report on Form 8-K dated February 1, 1996.

     All documents filed by Textron pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Offered Securities pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus, or in any Prospectus Supplement, to the extent that a statement contained herein or therein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     Textron undertakes to provide, without charge, to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Such requests should be directed to: Corporate Communications Department, Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903, telephone (401) 421-2800.

                                  TEXTRON INC.

     Textron is a global, multi-industry company with operations in six business segments: Aircraft, Automotive, Industrial, Systems and Components, Finance and Paul Revere insurance. Textron's products and services include Bell helicopters, Cessna aircraft, Speidel watchbands, Avco Financial Services, E-Z-GO golf cars, Jacobsen lawn and turf-care equipment and disability insurance provided by The Paul Revere Corporation.

     Textron's corporate office is located at 40 Westminster Street, Providence, Rhode Island 02903; its telephone number is (401) 421-2800.

                                 TEXTRON TRUSTS

     Each of the Textron Trusts is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (the "Declaration") executed by Textron, as sponsor for such trust (the "Sponsor"), and the trustees of such trusts and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 4, 1995. Each of the Textron Trusts exists for the exclusive purposes of (i) issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debt Securities and
(iii) engaging in only those other activities necessary or incidental thereto. All of the Trust Common Securities will be directly or indirectly owned by Textron. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that, upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Textron will directly or indirectly acquire Trust Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Textron Trust.

     Each Textron Trust has a term of approximately 55 years but may terminate earlier, as provided in each Declaration. Each Textron Trust's business and affairs will be conducted by the trustees (the "Textron Trustees") appointed by Textron as the direct or indirect holder of all the Trust Common Securities. The holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Textron Trustees of the Textron Trusts. The duties and obligations of the Textron Trustees shall be governed by the Declaration of such Textron Trust. Each Textron Trust will have two Textron Trustees (the "Regular Trustees") who are employees or officers of or who are affiliated with Textron. One Textron Trustee of each Textron Trust will be a financial institution that is not affiliated with Textron and has a specified minimum amount of aggregate capital, surplus, and undivided profits of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Textron Trustee of each Textron Trust will have a principal place of business or reside in the State of Delaware (the "Delaware Trustee"). Textron will pay all fees and expenses related to the Textron Trusts and the offering of the Trust Securities.

     The office of the Delaware Trustee for each of the Textron Trusts is The Chase Manhattan Bank (USA), 802 Delaware Avenue, Wilmington, Delaware 19801. The address for each Textron Trust is c/o Textron, the Sponsor of the Textron Trusts, at Textron's corporate headquarters located 40 Westminster Street, Providence, Rhode Island 02903, telephone (401) 421-2800.

                             TEXTRON FINANCE, L.P.

     Textron Partnership is a limited partnership formed under the laws of the State of Delaware. Textron Partnership exists for the sole purpose of issuing its partnership interests and investing the net proceeds thereof in Junior Subordinated Debt Securities. All of its partnership interests, as of the date hereof, are beneficially owned, directly or indirectly, by Textron. Textron is the sole general partner in Textron Partnership (the "General Partner"). Textron Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Textron ("Textron Holdings"), is, as of the date hereof, the sole limited partner in Textron Partnership. Upon the issuance of Partnership Preferred Securities, which securities represent limited partner interests in Textron Partnership, Textron Holdings will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of Textron Partnership. Textron Partnership has a term of approximately 99 years, unless earlier dissolved. Textron Partnership's office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, telephone: (302) 658-7581. All of Textron Partnership's business and affairs will be conducted by Textron, as General Partner. The business address of Textron Partnership is c/o Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903, telephone number
(401) 421-2800.

                                USE OF PROCEEDS

     The proceeds from the sale by each Textron Trust of its Trust Preferred Securities and the proceeds from the sale by Textron Partnership of its Partnership Preferred Securities will be invested in the Junior Subordinated Debt Securities of Textron. Except as may otherwise be described in the Prospectus Supplement relating to a series of Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities, Textron intends to use the net proceeds from the sale of such series of Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities for general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     The Debt Securities may be issued, from time to time, in one or more series, and will constitute either Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities. The Senior Debt Securities may be issued under an Indenture, dated as of April 15, 1987, between Textron and Chemical Bank (as successor to Manufacturers Hanover Trust Company), as trustee (the "Senior Debt Trustee"), as supplemented by the First Supplemental Senior Indenture, dated as of March 15, 1988, and a Second Supplemental Senior Indenture, each between Textron and the Senior Debt Trustee (the "Senior Indenture"). The Subordinated Debt Securities may be issued under an Indenture, dated as of May 1, 1985, between Textron and The Chase Manhattan Bank, N.A., as trustee (the "Subordinated Debt Trustee"), as supplemented by the First Supplemental Subordinated Indenture, dated as of December 18, 1986, and a Second Supplemental Subordinated Indenture, each between Textron and the Subordinated Debt Trustee (the "Subordinated Indenture"). The Junior Subordinated Debt Securities may be issued under an Indenture (the "Junior Subordinated Indenture") between Textron and The Chase Manhattan Bank, N.A., as trustee (the "Junior Subordinated Debt Trustee").

     The following summaries of certain provisions of the Debt Securities, and the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture (each individually, an "Indenture" and collectively, the "Indentures"), do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all of the provisions of the Indentures, including the definitions therein of certain terms, copies and/or forms of which are filed or incorporated by reference as exhibits to the Registration Statement. The Senior Debt Trustee, the Subordinated Debt Trustee and the Junior Subordinated Debt Trustee are each referred to herein as a "Debt Trustee." All article and section references appearing herein are to articles and sections of the Indentures, unless otherwise indicated, and capitalized terms which are not otherwise defined in this Prospectus shall have the meanings specified in the Indentures to which they relate.

TERMS APPLICABLE TO SENIOR DEBT SECURITIES, SUBORDINATED DEBT SECURITIES AND JUNIOR SUBORDINATED DEBT SECURITIES

     General. The Debt Securities will be direct, unsecured obligations of Textron. No Indenture limits the amount of Debt Securities which may be issued thereunder, and each provides that Debt Securities may be issued thereunder in series up to the aggregate principal amount which may be authorized from time to time by the Board of Directors. (Senior Indenture and Subordinated Indenture, sec. 301; Junior Subordinated Indenture, sec. 3.1)

     Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information with respect to the Debt Securities being offered thereby: (i) the designation, priority, aggregate principal amount, authorized denominations and the currency or currency units for which Debt Securities may be purchased or in which such Debt Securities may be denominated and/or the currency or currency units in which principal of, premium, if any, and/or interest, if any, on such Debt Securities will be payable and whether Textron or the Holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency units other than that in which such Debt Securities are stated to be payable;
(ii) the percentage of their principal amount at which such Debt Securities will be issued; (iii) the date on which such Debt Securities will mature; (iv) the rate per annum at which such Debt Securities will bear interest or the method of determination of such rate; (v) the dates on which such interest will be payable; (vi) the rights, if any, to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period, and the maximum duration of such extensions; (vii) the place or places where payments on such Debt Securities shall be made; (viii) any redemption terms or sinking fund provisions; (ix) the terms of subordination of Debt Securities of that series;
(x) whether Debt Securities will be issued in fully registered form without coupons attached, in bearer form with or without coupons, or both; (xi) whether Debt Securities issued in fully registered form will be represented by either a global security delivered to a depositary and recorded in a book-entry system maintained by such depositary or by a certificate delivered to the Holder; (xii) the restrictions, if any, applicable to the exchange of Debt Securities of a series of one form for another of such series and to the offer, sale and delivery of the Debt Securities; (xiii) whether and under what circumstances Textron will pay additional amounts in the event of certain developments with respect to United States withholding tax or information reporting laws; or (xiv) other specific terms.

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully registered form without coupons, will be exchangeable for other Debt Securities of the same series, registered in the same name, for a like aggregate principal amount in authorized denominations, and will be transferable at any time or from time to time at the Corporate Trust Office of the respective Debt Trustee or at any other office or agency of Textron maintained for that purpose. No charge will be made to the Holder for any such exchange or transfer except for any tax or governmental charge incidental thereto.

     One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

     If a Prospectus Supplement specifies that Debt Securities are denominated in a currency other than United States dollars, such Prospectus Supplement shall also specify the currency in which the principal, premium, if any, and interest on such Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

     Unless otherwise described in the Prospectus Supplement accompanying this Prospectus, there are no covenants or provisions contained in any of the Indentures which afford the Holders of the Debt Securities protection in the event of a highly leveraged transaction involving Textron.

     Consolidation, Merger and Sale of Assets. Each Indenture provides that Textron will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless (a) the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Debt Securities issued thereunder and the performance of every other covenant of the respective Indenture on the part of Textron and (b) immediately thereafter no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for Textron under the respective Indenture and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the respective Indenture and Debt Securities. (Article Eight)

     Events of Default. Each Indenture provides that the following are Events of Default thereunder with respect to any series of Senior, Subordinated or Junior Subordinated Debt Securities, as the case may be: (a) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; (b) default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Debt Securities of such series; (c) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (d) default for 90 days after written notice in the performance of any other covenant in respect of the Debt Securities of such series contained in the respective Indenture; (e) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Textron or its property; and (f) any other Event of Default provided in the applicable resolution of the Board of Directors or supplemental indenture under which such series of Debt Securities is issued. (Senior Indenture and Subordinated Indenture, sec. 501; Junior Subordinated Indenture, sec. 5.1) An Event of Default with respect to a particular series of Debt Securities issued under any Indenture does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued thereunder. The applicable Debt Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such Holders. (Senior Indenture and Subordinated Indenture, sec. 602; Junior Subordinated Indenture, sec. 6.2)

     If an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, the applicable Debt Trustee or the Holders of 25% in aggregate principal amount of the Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities, such portion thereof as may be described in the Prospectus Supplement accompanying this Prospectus, of all the Debt Securities of such series to be due and payable immediately. (Senior Indenture and Subordinated Indenture, sec. 502; Junior Subordinated Indenture, sec. 5.2)

     Each Indenture contains a provision entitling the respective Debt Trustee to be indemnified by the Holders before proceeding to exercise any right or power under such Indenture at the request of any of the Holders. (Senior Indenture and Subordinated Indenture, sec. 603; Junior Subordinated Indenture, sec. 6.3) Each Indenture provides that the Holders of a majority in principal amount of the Outstanding Debt Securities of any series thereunder may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Debt Trustee or exercising any trust or power conferred upon such Debt Trustee, with respect to the Debt Securities of such series. (Senior Indenture and Subordinated Indenture, sec. 512; Junior Subordinated Indenture, sec. 5.12) The right of a Holder to institute a proceeding with respect to an Indenture is subject to certain conditions precedent including notice and indemnity to the applicable Debt Trustee, but the Holder has an absolute right to receipt of principal, premium, if any, and interest at the respective Stated Maturities (or, in the case of redemption, on the Redemption Date) or to institute suit for the enforcement thereof. (Senior Indenture and Subordinated Indenture, sec.sec. 507 and 508; Junior Subordinated Indenture, sec.sec. 5.7 and 5.8)

     The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series under any of the Indentures may on behalf of the Holders of all the Debt Securities of such series waive any past defaults except (a) a default in payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of such series and (b) a default in respect of a covenant or provision of the respective Indenture which cannot be amended or modified without the consent of the Holder of each Debt Security affected; provided, however, that with respect to Junior Subordinated Debt Securities, if the Junior Subordinated Debt Securities of such series are held by a Textron Trust or a trustee of such trust or by Textron Partnership, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable Textron Trust or of the applicable series of Partnership Preferred Securities, as the case may be, shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each Outstanding Junior Subordinated Debt Security is required, such waiver shall not be effective until each holder of the Trust Securities of the applicable Textron Trust or of the applicable series of Partnership Preferred Securities, as the case may be, shall have consented to such waiver. (Senior Indenture and Subordinated Indenture, sec. 513; Junior Subordinated Indenture, sec. 5.13)

     Each Indenture requires Textron to furnish to the applicable Debt Trustee an annual statement as to defaults, if any, by Textron under such Indenture. (Senior Indenture, sec. 1006; Subordinated Indenture, sec. 1004; Junior Subordinated Indenture, sec. 10.4)

     Modifications and Amendments. Modifications and amendments of each Indenture may be made by Textron and the respective Debt Trustee with the consent of the Holders of a majority in principal amount of the Debt Securities at the time Outstanding of each series which is affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Debt Security affected thereby: (i) modify the terms of payment of principal, premium, if any, or interest; or (ii) reduce the percentage of Holders of Debt Securities necessary to modify or amend the applicable Indenture or waive compliance by Textron with any covenant or past default or in the case of Senior Debt Securities reduce quorum or voting requirements for meetings of Holders provided, further, that with respect to Junior Subordinated Debt Securities, if the Junior Subordinated Debt Securities of such series are held by a Textron Trust or a trustee of such trust or by Textron Partnership, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable Textron Trust or of the applicable series of Partnership Preferred Securities, as the case may be, shall have consented to such supplemental indenture; provided further, that if the consent of the Holder of each Outstanding Junior Subordinated Debt Security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the applicable Textron Trust or of the applicable series of Partnership Preferred Securities, as the case may be, shall have consented to such supplemental indenture. (Senior Indenture and Subordinated Indenture, sec. 902; Junior Subordinated Indenture, sec. 9.2)

     Discharge and Defeasance. Textron may discharge all of its obligations (except those set forth below) to holders of any series of Debt Securities issued under any Indenture, which Debt Securities have not already been delivered to the applicable Debt Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year) by depositing with the applicable Debt Trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest, if any, on all outstanding Debt Securities of such series and to make any mandatory sinking fund payments thereon when due. (Senior Indenture and Subordinated Indenture, sec. 401; Junior Subordinated Indenture, sec. 4.1)

     Unless otherwise specified in the applicable Prospectus Supplement with respect to the Debt Securities of a series, Textron, at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series, other than with respect to Junior Subordinated Debt Securities issued in connection with Trust Preferred Securities (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace mutilated, defaced, destroyed, lost or stolen Debt Securities of such series, and to maintain Paying Agents and hold moneys for payment in trust) or (ii) need not comply with certain covenants specified in the applicable Prospectus Supplement with respect to the Debt Securities of that series, and the occurrence of an event described in clause (d) under "Events of Default" above with respect to any defeased covenant and clause (f) of the "Events of Default" above shall no longer be an Event of Default if, in either case, Textron deposits with the Debt Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Debt Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by Textron) in accordance with the terms of such Debt Securities. Such a trust may only be established, if, among other things, Textron shall have delivered an Opinion of Counsel, which, in the case of a discharge pursuant to clause (i), must be based upon a ruling or administrative pronouncement of the Internal Revenue Service, to the effect that the Holders of the Debt Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit or defeasance and will be subject to Federal income tax in the same manner as if such defeasance had not occurred. (Senior Indenture and Subordinated Indenture, sec.sec. 402, 403 and 404; Junior Subordinated Indenture, sec.sec. 4.2, 4.3 and 4.4) In the event Textron omits to comply with its remaining obligations under the applicable Indenture after a defeasance of such Indenture with respect to the Debt Securities of any series as described under clause (ii) above and the Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Debt Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, Textron will remain liable in respect of such payments.

     Concerning the Debt Trustees. Each of the Senior Debt Trustee, the Subordinated Debt Trustee and the Junior Subordinated Debt Trustee have extended substantial credit facilities (the borrowings under which constitute Senior Indebtedness) to Textron. Textron and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with each Debt Trustee in the ordinary course of business.

     Global Securities. Each Indenture provides that the registered Debt Securities of a series may be issued in the form of one or more fully registered Global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. (Senior Indenture and Subordinated Indenture, sec. 301; Junior Subordinated Indenture, sec. 3.1) In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The Depositary currently accepts only debt securities that are payable in U.S. dollars.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series.

     Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. Textron understands that under existing industry practices, if Textron requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of Textron, the applicable Debt Trustee or any other agent of Textron or agent of the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Textron expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. Textron also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by Textron within 90 days, Textron will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, Textron may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the relevant Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

     The Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and Cedel Bank, societe anonyme, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

PARTICULAR TERMS OF THE SENIOR DEBT SECURITIES

     Ranking of Senior Debt Securities. The Senior Debt Securities will constitute part of the senior debt of Textron and rank equally with all other unsecured debt of Textron except subordinated debt.

     Limitation upon Mortgages. The Senior Indenture prohibits Textron and its Restricted Subsidiaries from issuing, assuming or guaranteeing any mortgage, security interest, pledge, lien or other encumbrance ("mortgages") upon any Principal Property of Textron or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing the Senior Debt Securities. The foregoing restriction, however, will not apply to: (a) mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (b) mortgages on property existing at the time of acquisition of such property by Textron or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition thereof or to secure indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property; (c) mortgages to secure indebtedness of a Restricted Subsidiary owing to Textron or another Restricted Subsidiary;
(d) mortgages existing at the date of the Senior Indenture; (e) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Textron or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Textron or a Restricted Subsidiary;
(f) certain mortgages in favor of governmental entities; or (g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses
(a) through (f). (sec. 1004)

     Notwithstanding the restrictions outlined in the preceding paragraph, Textron or any Restricted Subsidiary will be permitted to issue, assume or guarantee any mortgage without equally and ratably securing the Senior Debt Securities, provided that after giving effect thereto, the aggregate amount of all debt so secured by mortgages (not including mortgages permitted under clauses (a) through (g) above) does not exceed 10% of the shareholders' equity of Textron and its consolidated Subsidiaries computed in accordance with generally accepted accounting principles as set forth on the most recent consolidated balance sheet of Textron and its consolidated Subsidiaries. (sec.
1004)

     Limitation upon Sale and Leaseback Transactions. The Senior Indenture prohibits Textron and its Restricted Subsidiaries from entering into any sale and leaseback transaction with respect to any Principal Property other than any such transaction involving a lease for a term of not more than three years or any such transaction between Textron and a Restricted Subsidiary or between Restricted Subsidiaries, unless either (a) Textron or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on Principal Property at least equal in amount to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the Senior Debt Securities, pursuant to the limitation in the Senior Indenture described above under "Limitation upon Mortgages," or (b) Textron shall apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such sale and leaseback transaction to (i) the retirement of Senior Indebtedness that matures more than twelve months after the creation of such Senior Indebtedness or (ii) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development, or improvement will be, a Principal Property or a part thereof. (sec. 1005)

     Certain Definitions. The term "Attributable Debt" when used in connection with a sale and leaseback transaction referred to above shall mean the total net amount of rent (discounted at the rate per annum borne by the Senior Debt Securities) required to be paid during the remaining term of the applicable lease. (sec. 101)

     The term "Principal Property" shall mean any manufacturing plant or manufacturing facility which is (i) owned by Textron or any Restricted Subsidiary, (ii) located within the continental United States, and (iii) in the opinion of the Board of Directors materially important to the total business conducted by Textron and the Restricted Subsidiaries taken as a whole. (sec.
101)

     The term "Restricted Subsidiary" shall mean any Subsidiary (i) substantially all the property of which is located within the continental United States and (ii) which owns any Principal Property; provided that the term "Restricted Subsidiary" shall not include any Subsidiary which is principally engaged in leasing or in financing receivables, or which is principally engaged in financing Textron's operations outside the continental United States. (sec. 101)

     The term "Subsidiary" shall mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Textron or by one or more other Subsidiaries, or by Textron and one or more other Subsidiaries. (sec. 101)

     Waiver of Certain Covenants. Compliance by Textron with the foregoing and certain other restrictive covenants may be omitted with respect to the Senior Debt Securities of any series if before the time for such compliance the Holders of a majority in principal amount of such series at the time Outstanding shall waive such compliance. (sec. 1007)

PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES

     Ranking of Subordinated Debt Securities. The Subordinated Debt Securities will rank senior to any Junior Subordinated Debt Securities and will be subordinated and junior in right of payment to any Senior Debt Securities and certain other indebtedness of Textron to the extent set forth in the Prospectus Supplement that will accompany this Prospectus.

PARTICULAR TERMS OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     General. Junior Subordinated Debt Securities are issuable in one or more series pursuant to a resolution of Textron's Board of Directors or established in one or more indentures supplemental to the Junior Subordinated Indenture (each, a "Supplemental Indenture"). (sec. 3.1)

     Ranking of Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to any Senior Debt Securities and Subordinated Debt Securities and certain other indebtedness of Textron to the extent set forth in the Prospectus Supplement that will accompany this Prospectus.

     Events of Default. In addition to those Events of Default described above under "Terms Applicable to Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities -- Events of Default," the Junior Subordinated Indenture provides that the following are Events of Default thereunder with respect to any series of Junior Subordinated Debt Securities:
(a) in the event Junior Subordinated Debt Securities of a series are issued and sold to a Textron Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Textron Trust, such Textron Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of Junior Subordinated Debt Securities to holders of Trust Securities in liquidation or redemption of their interests in such Textron Trust upon a Special Event, (ii) the redemption of all of the outstanding Trust Securities of such Textron Trust or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Textron Trust, or (b) in the event Junior Subordinated Debt Securities of a series are issued and sold to Textron Partnership in connection with the issuance of Partnership Preferred Securities by Textron Partnership, Textron Partnership shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of Junior Subordinated Debt Securities to holders of Partnership Preferred Securities in liquidation or redemption of their interests in Textron Partnership, (ii) the redemption of all of the outstanding Partnership Preferred Securities of Textron Partnership or
(iii) certain mergers, consolidations or amalgamations, each as permitted by the limited partnership agreement of Textron Partnership. (sec. 5.1)

     Certain Provisions Applicable to Textron Trusts. In the event Junior Subordinated Debt Securities are issued to a Textron Trust (or a trustee of such trust) in connection with the issuance of Trust Securities by any Textron Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Textron Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a Textron Trust, or a trustee of such trust, in connection with the issuance of Trust Securities by such Textron Trust. If Junior Subordinated Debt Securities are issued to a Textron Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Textron Trust and (i) there shall have occurred any event that would constitute an Event of Default, (ii) Textron shall be in default with respect to its payment of any obligations under the related Trust Guarantee or Trust Common Guarantee (as defined below), or (iii) Textron shall have given notice of its election to defer payments or interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the Junior Subordinated Indenture and such period, or any extension thereof, shall be continuing, then
(a) Textron will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto, and (b) Textron shall not make any payment of interest, principal (or premium, if any, on) or repay, repurchase or redeem any debt securities issued by Textron which rank pari passu with or junior to such Junior Subordinated Debt Securities. The Trust Guarantee or Trust Common Guarantee, however, will except from the foregoing (i) any stock dividends paid by Textron where the dividend stock is the same stock as that on which the dividend is being paid and (ii) any purchases by Textron of its common stock from The Paul Revere Corporation ("Paul Revere") or its subsidiaries pursuant to the Agreement to Purchase Stock, dated April 12, 1990, among Textron, The Paul Revere Life Insurance Company, The Paul Revere Protective Life Insurance Company and The Paul Revere Variable Annuity Insurance Company, and the Stock Purchase Agreement, dated as of September 23, 1993, between Textron and Paul Revere (together, the "Paul Revere Stock Purchase Agreements").

     In the event Junior Subordinated Debt Securities are issued to a Textron Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Textron Trust, for so long as such Trust Securities remain outstanding, Textron will covenant (i) to directly or indirectly maintain 100% ownership of the Trust Common Securities of such Textron Trust; provided, however, that any permitted successor of Textron under the Junior Subordinated Indenture may succeed to Textron's ownership of such Trust Common Securities
(ii) not voluntarily dissolve, wind-up or terminate such Textron Trust, except in connection with a distribution of Junior Subordinated Debt Securities upon a Special Event and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration of the applicable Textron Trust,
(iii) timely perform its duties as Sponsor of the applicable Textron Trust and
(iv) to use its reasonable efforts to cause such Textron Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Textron Trust, the redemption of all of the Trust Securities of such Textron Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Textron Trust, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (sec. 10.5)

     Certain Provisions Applicable to Textron Partnership. In the event Junior Subordinated Debt Securities are issued to Textron Partnership in connection with the issuance of a series of Partnership Preferred Securities by Textron Partnership, such Junior Subordinated Debt Securities subsequently may be distributed to the holders of such series of Partnership Preferred Securities in connection with the dissolution of Textron Partnership upon the occurrence of certain events described in the Prospectus Supplement relating to such series of Partnership Preferred Securities. If Junior Subordinated Debt Securities are issued to Textron Partnership in connection with the issuance of Partnership Preferred Securities by Textron Partnership and (i) there shall have occurred any event that would constitute an Event of Default, (ii) Textron shall be in default with respect to its payment of any obligations under the related Partnership Guarantee (as defined below), or (iii) Textron shall have given notice of its election to defer payments or interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the Junior Subordinated Indenture and such period, or any extension thereof, shall be continuing, then (a) Textron will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto and (b) Textron shall not make any payment of interest, principal (or premium, if any, on) or repay, repurchase or redeem any debt securities issued by Textron which rank pari passu with or junior to such Junior Subordinated Debt Securities. The Partnership Guarantee, however, will except from the foregoing (i) any stock dividends paid by Textron where the dividend stock is the same stock as that on which the dividend is being paid and (ii) any purchases by Textron of its common stock from Paul Revere or its subsidiaries pursuant to the Paul Revere Stock Purchase Agreements.

     So long as any Junior Subordinated Debt Securities are held by Textron Partnership, Textron will covenant that the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative, or exercising any trust or power conferred on the Special Representative with respect to the Junior Subordinated Debt Securities,
(ii) waive any past default which is waivable under the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Junior Subordinated Debt Securities or of the Junior Subordinated Indenture without, in each case, obtaining the prior approval of the holders of at least a majority or more of the aggregate liquidation preference of the Partnership Preferred Securities then outstanding, provided, however, that where a consent under the Junior Subordinated Debt Securities would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of the Partnership Preferred Securities. The General Partner shall not revoke any action previously authorized or approved by a vote of Partnership Preferred Securities without the approval of the holders of Partnership Preferred Securities representing a majority or more of the aggregate liquidation preference of the Outstanding Partnership Preferred Securities. (sec. 10.6)

     Textron will also covenant (i) to remain the sole direct or indirect general partner of Textron Partnership and maintain direct or indirect ownership of 100% of the general partner interests thereof; provided that any permitted successor of Textron under the Junior Subordinated Indenture may succeed to duties as General Partner, (ii) to contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to Textron Partnership, (iii) not to voluntarily dissolve, wind-up or terminate Textron Partnership, except in connection with the distribution of Junior Subordinated Debentures upon a Special Event and in connection with the certain mergers, consolidations or amalgamations permitted by the agreement of limited partnership of Textron Partnership, (iv) timely perform all of its duties as General Partner of Textron Partnership and (v) to use its reasonable efforts to cause Textron Partnership to remain a limited partnership except in connection with a distribution of Junior Subordinated Debt Securities upon a Special Event as provided in the limited partnership agreement of Textron Partnership, the redemption of all Partnership Preferred Securities of the applicable series and in connection with certain mergers, consolidations or amalgamations permitted by the limited partnership agreement of Textron Partnership, and otherwise continue to be treated as a partnership for United States federal income tax purposes. (sec. 10.6)

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     Each Textron Trust may issue, from time to time, only one series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Textron Trust authorizes the Regular Trustees of such Textron Trust to issue on behalf of such Textron Trust one series of Trust Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Trust Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Trust Preferred Securities of a Textron Trust for specific terms, including
(i) the distinctive designation of such Trust Preferred Securities, (ii) the number of Trust Preferred Securities issued by such Textron Trust, (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such Textron Trust and the date or dates upon which such distributions shall be payable, (iv) whether distributions on Trust Preferred Securities issued by such Textron Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by such Textron Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such Textron Trust to the Holders of Trust Preferred Securities of such Textron Trust upon voluntary or involuntary dissolution, winding-up or termination of such Textron Trust, (vi) the obligation, if any, of such Textron Trust to purchase or redeem Trust Preferred Securities issued by such Textron Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Trust Preferred Securities issued by such Textron Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of Trust Preferred Securities issued by such Textron Trust in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by one or more Textron Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Textron Trust, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such Textron Trust consistent with the Declaration of such Textron Trust or with applicable law. All Trust Preferred Securities offered hereby will be guaranteed by Textron to the extent set forth below under "Description of Trust Guarantees." Certain United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Trust Preferred Securities, each Textron Trust will issue one series of Trust Common Securities. The Declaration of each Textron Trust authorizes the Regular Trustees of such trust to issue on behalf of such Textron Trust one series of Trust Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Trust Common Securities issued by such Textron Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such trust and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata with the Trust Preferred Securities except that, upon an Event of Default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote and to appoint, remove or replace any of the Textron Trustees of such Textron Trust. All of the Trust Common Securities of a Textron Trust will be directly or indirectly owned by Textron.

                        DESCRIPTION OF TRUST GUARANTEES

     Set forth below is a summary of information concerning the Trust Guarantees that will be executed and delivered by Textron for the benefit of the holders, from time to time, of Trust Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank, N.A. will act as indenture trustee under each Trust Guarantee (the "Trust Preferred Securities Guarantee Trustee"). The terms of each Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Trust Guarantee will be held by the Trust Preferred Securities Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of a Textron Trust.

GENERAL

     Pursuant to and to the extent set forth in each Trust Guarantee, Textron will irrevocably and unconditionally agree to pay in full to the holders of the Trust Preferred Securities issued by a Textron Trust (except to the extent paid by such Textron Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Textron Trust may have or assert, the following payments (the "Trust Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on such Trust Preferred Securities, to the extent such Textron Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent such Textron Trust has funds available therefor with respect to any Trust Preferred Securities called for redemption by such Textron Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Textron Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Trust Preferred

Securities to the date of payment to the extent such Textron Trust has funds available therefor or (b) the amount of assets of such Textron Trust remaining for distribution to holders of such Trust Preferred Securities in liquidation of such Textron Trust. Textron's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by Textron to the holders of Trust Preferred Securities or by causing such Textron Trust to pay such amounts to such holders.

     Each Trust Guarantee will be a guarantee on a subordinated basis with respect to the Trust Preferred Securities issued by a Textron Trust from the time of issuance of such Trust Preferred Securities but will not apply to any payment of distributions except to the extent such Textron Trust shall have funds available therefor. If Textron does not make interest payments on the Junior Subordinated Debt Securities purchased by a Textron Trust, such Textron Trust will not pay distributions on the Trust Preferred Securities issued by such Textron Trust and will not have funds available therefor. See "Particular Terms of the Junior Subordinated Debt Securities." The Trust Guarantee, when taken together with Textron's obligations under the Subordinated Debt Securities, the Subordinated Indenture, and the Declaration provide a full and unconditional guarantee on a subordinated basis by Textron of payments due on the Trust Preferred Securities.

     Textron has also agreed to irrevocably and unconditionally guarantee the obligations of each Textron Trust with respect to the Trust Common Securities (the "Trust Common Guarantees") to the same extent as the Trust Guarantees, except that, upon an Event of Default under the Junior Subordinated Indenture, holders of Trust Preferred Securities of Textron Trust under the Trust Guarantee shall have priority over holders of Trust Common Securities of such Textron Trust under the applicable Trust Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF TEXTRON

     In each Trust Guarantee, Textron will covenant that, so long as any Trust Preferred Securities issued by a Textron Trust remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Trust Guarantee or the Declaration of such Textron Trust, then (a) Textron will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto and (b) Textron shall not make any payment of interest, principal (or premium, if any, on) or repay, repurchase or redeem any debt securities issued by Textron which rank pari passu with or junior to such Junior Subordinated Debt Securities. Each Trust Guarantee, however, will except from the foregoing (i) any stock dividends paid by Textron where the dividend stock is the same stock as that on which the dividend is being paid and (ii) any purchases by Textron of its common stock from Paul Revere or its subsidiaries pursuant to the Paul Revere Stock Purchase Agreements.

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), each Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities issued by a Textron Trust. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Guarantee shall bind the successors, assignees, receivers, trustees and representatives of Textron and shall inure to the benefit of the holders of the Trust Preferred Securities of a Textron Trust then outstanding.

EVENTS OF DEFAULT

     An Event of Default under the Trust Guarantee will occur upon the failure of Textron to perform any of its payments or other obligations thereunder. The holders of a majority in liquidation amount of the Trust Preferred Securities to which a Trust Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Preferred Securities Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Trust Preferred Securities Guarantee Trustee under the Trust Guarantee.

     Notwithstanding the foregoing, any holder of Trust Preferred Securities relating to such Trust Guarantee may institute a legal proceeding directly against Textron to enforce such holder's rights under such Trust Guarantee without first instituting a legal proceeding against a Textron Trust, the Trust Preferred Securities Guarantee Trustee or any other person or entity.

     Textron will be required to provide annually to the Trust Preferred Securities Guarantee Trustee a statement as to the performance by Textron of certain of its obligations under each of the Trust Guarantees and as to any default in such performance.

INFORMATION CONCERNING THE TRUST PREFERRED SECURITIES GUARANTEE TRUSTEE

     The Trust Preferred Securities Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to a Trust Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Trust Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee Agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE TRUST GUARANTEES

     Each Trust Guarantee will terminate as to the Trust Preferred Securities issued by a Textron Trust upon full payment of the Redemption Price of all Trust Preferred Securities of such Textron Trust, upon distribution of the Junior Subordinated Debt Securities held by such Textron Trust to the holders of the Trust Preferred Securities of a Textron Trust or upon full payment of the amounts payable in accordance with the Declaration of such Textron Trust upon liquidation of such Textron Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by a Textron Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Guarantee.

STATUS OF THE TRUST GUARANTEES

     Each Trust Guarantee will constitute an unsecured obligation of Textron and will rank (i) subordinate and junior in right of payment to all other liabilities of Textron, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Textron and with any guarantee now or hereafter entered into by Textron in respect of any preferred or preference stock of any affiliate of Textron (including the Partnership Guarantee) and
(iii) senior to Textron's common stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities issued by a Textron Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Trust Guarantee.

     Each Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a Trust Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Trust Guarantees will be governed by and construed in accordance with the law of the State of New York.

                DESCRIPTION OF PARTNERSHIP PREFERRED SECURITIES

     Textron Partnership may issue, from time to time, Partnership Preferred Securities, in one or more series, having terms described in the Prospectus Supplement relating thereto. The agreement of limited partnership of Textron Partnership will be amended and restated (as so amended and restated, the "Limited Partnership Agreement") to authorize the establishment of one or more series of Partnership Preferred Securities, having such terms, including dividends, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth therein or otherwise established by the General Partner pursuant thereto. Reference is made to the Prospectus Supplement relating to the Partnership Preferred Securities of a particular series for specific terms, including (i) the distinctive designation of such series that shall distinguish it from other series; (ii) the number of Partnership Preferred Securities included in such series, which number may be increased or decreased from time to time unless otherwise provided by the General Partner in creating the series; (iii) the annual dividend rate (or method of determining such rate) for Partnership Preferred Securities of such series and the date or dates upon which such dividends shall be payable; (iv) whether dividends on Partnership Preferred Securities of such series shall be cumulative, and, in the case of Partnership Preferred Securities of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on Partnership Preferred Securities of such series shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of Textron Partnership to the holders of Partnership Preferred Securities of such series upon voluntary or involuntary dissolution, winding-up or termination of Textron Partnership; (vi) the price or prices at which, the period or periods within which, and the terms and conditions upon which, Partnership Preferred Securities of such series may be redeemed or purchased, in whole or in part, at the option of Textron Partnership or the General Partner; (vii) the obligation, if any, of Textron Partnership to purchase or redeem Partnership Preferred Securities of such series and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Partnership Preferred Securities of such series shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (viii) the voting rights, if any, of Partnership Preferred Securities of such series in addition to those required by law, including the number of votes per Partnership Preferred Security and any requirement for the approval by the holders of Partnership Preferred Securities, or of Partnership Preferred Securities of one or more series, or of both, as a condition to specified action or amendments to the Limited Partnership Agreement; and (ix) any other relative rights, preferences, privileges, limitations or restrictions of Preferred Securities of the series not inconsistent with the Limited Partnership Agreement or with applicable law. All Partnership Preferred Securities offered hereby will be guaranteed by Textron to the extent set forth below under "Description of Partnership Guarantee." Any applicable federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

                      DESCRIPTION OF PARTNERSHIP GUARANTEE

     Set forth below is a summary of information concerning the Partnership Guarantee that will be executed and delivered by Textron for the benefit of the holders from time to time of Partnership Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Partnership Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

     Pursuant to and to the extent set forth in the Partnership Guarantee, Textron will irrevocably and unconditionally agree to pay in full to the holders of the Partnership Preferred Securities of each series (to the extent not paid by Textron Partnership), as and when due, regardless of any defense, right of set-off or counterclaim that Textron Partnership may have or assert, the following payments (the "Partnership Guarantee Payments"), without duplication:
(i) any accrued and unpaid dividends that have theretofore been declared on the Partnership Preferred Securities of such series, (ii) the redemption price, including all accrued and unpaid dividends (the "Redemption Price"), with respect to any Partnership Preferred Securities called for redemption by Textron Partnership and (iii) upon a liquidation of Textron Partnership, the lesser of

(a) the aggregate of the liquidation preference and all accrued and unpaid dividends on the Partnership Preferred Securities of such series to the date of payment and (b) the amount of assets of Textron Partnership remaining available for distribution to holders of Partnership Preferred Securities of such series in liquidation of Textron Partnership, payable in kind. Textron's obligation to make a Partnership Guarantee Payment may be satisfied by direct payment of the required amounts by Textron to the holders of Partnership Preferred Securities or by causing Textron Partnership to pay such amounts to such holders.

     The Partnership Guarantee will be a guarantee on a subordinated basis with respect to each series of Partnership Preferred Securities from the time of issuance of such series of Partnership Preferred Securities, but will not apply to any payment of dividends unless and until such dividends are declared. If Textron does not make interest payments on the Junior Subordinated Debt Securities purchased by Textron Partnership, it is expected that Textron Partnership will not declare or pay dividends on the Partnership Preferred Securities. See "Particular Terms of the Junior Subordinated Debt Securities." Textron, as General Partner, will be required to declare distributions on the Partnership Preferred Securities in connection with each distribution payment date to the extent that Textron reasonably anticipates that, at the time of payment, Textron Partnership has (1) cash on hand sufficient to make such distribution payments and (2) funds legally available for such distribution payment. The Partnership Guarantee, when taken together with Textron's obligations under the Junior Subordinated Debt Securities, the Subordinated Indenture, the Limited Partnership Agreement and the written action of the General Partner with respect to the applicable series of Partnership Preferred Securities will provide a full and unconditional guarantee on a subordinated basis by Textron of payments due on the Preferred Securities.

CERTAIN COVENANTS OF TEXTRON

     In the Partnership Guarantee, Textron will covenant that, so long as any Partnership Preferred Securities remain outstanding, if at such time Textron shall be in default with respect to its payment obligations under the Partnership Guarantee or there shall have occurred any Event of Default under the Junior Subordinated Indenture, then (a) Textron will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto, and (b) Textron shall not make any payment of interest, principal (or premium, if any, on) or repay, repurchase or redeem any debt securities issued by Textron which rank pari passu with or junior to such Junior Subordinated Debt Securities. The Partnership Guarantee, however, will except from the foregoing (i) any stock dividends paid by Textron where the dividend stock is the same stock as that on which the dividend is being paid and (ii) any purchases by Textron of its common stock from Paul Revere or its subsidiaries pursuant to the Paul Revere Stock Purchase Agreements.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Partnership Preferred Securities (in which case no consent will be required), the Partnership Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Partnership Preferred Securities. The manner of obtaining any such approval of holders of the Partnership Preferred Securities of each series will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Partnership Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Textron and shall inure to the benefit of the holders of the Partnership Preferred Securities then outstanding.

TERMINATION OF THE PARTNERSHIP GUARANTEE

     The Partnership Guarantee will terminate and be of no further force and effect as to the Partnership Preferred Securities of any series upon full payment of the Redemption Price of all Partnership Preferred Securities of such series, and will terminate completely upon full payment of the amounts payable in accordance with the Limited Partnership Agreement upon liquidation of Textron Partnership. See "Description of Debt Securities -- Events of Default" and "Particular Terms of the Junior Subordinated Debt Securities -- Events of Default" for a description of the events of default and enforcement rights of the holders of Junior Subordinated Debt Securities. The Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Partnership Preferred Securities of any series must, in accordance with the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"), restore payment of any sum paid under such series of Partnership Preferred Securities or the Partnership Guarantee. The Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution, may be liable to the limited partnership for the amount of such distribution.

STATUS OF THE PARTNERSHIP GUARANTEE

     Textron's obligations under the Partnership Guarantee to make the Partnership Guarantee Payments will constitute an unsecured obligation of Textron and will rank (i) subordinate and junior in right of payment to all other liabilities of Textron, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Textron and with any guarantee now or hereafter entered into by Textron in respect of any preferred or preference stock of any affiliate of Textron (including any Trust Guarantee) and (iii) senior to Textron's common stock. The Limited Partnership Agreement provides that each holder of Partnership Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Partnership Guarantee.

     The Partnership Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The Partnership Guarantee will be deposited with the General Partner to be held for the benefit of the holders of each series of the Partnership Preferred Securities. In the event of the appointment of a Special Representative to, among other things, enforce the Partnership Guarantee, the Special Representative may take possession of the Partnership Guarantee for such purpose. If no Special Representative has been appointed to enforce the Partnership Guarantee, the General Partner has the right to enforce the Partnership Guarantee on behalf of the holders of each series of the Partnership Preferred Securities. The holders of not less than a majority in aggregate liquidation preference of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Partnership Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce the Partnership Guarantee as above provided, any holder of Preferred Securities may institute a legal proceeding directly against Textron to enforce its rights under the Partnership Guarantee, without first instituting a legal proceeding against Textron Partnership or any other person or entity. Notwithstanding the foregoing, if Textron has failed to make a guarantee payment, a holder of Partnership Preferred Securities may directly institute a proceeding against Textron to enforce such payment under the Partnership Guarantee. The Partnership Guarantee will not be discharged except by payment of the Partnership Guarantee Payments in full (without duplication of amounts theretofore paid by Textron Partnership).

GOVERNING LAW

     The Partnership Guarantee will be governed by and construed in accordance with the law of the State of New York.

                              PLAN OF DISTRIBUTION

     Textron may sell any series of Debt Securities and any Textron Trust and Textron Partnership may sell Preferred Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers,
(ii) directly to purchasers, or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth (i) the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, (ii) the purchase price of the Offered Securities and the proceeds to Textron, Textron Trust or Textron Partnership, as the case may be, from such sale, (iii) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, (iv) any initial public offering prices, (v) any discounts or concessions allowed or reallowed or paid to dealers, and (vi) any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

     If dealers are utilized in the sale of Offered Securities, Textron, the applicable Textron Trust and/or Textron Partnership will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Any series of Debt Securities may be sold from time to time either directly by Textron or through agents designated by Textron. Any series of Preferred Securities may be sold from time to time either directly by a Textron Trust and/or Textron Partnership or by their respective designated agents. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by Textron, the applicable Textron Trust and/or Textron Partnership to such agent will be set forth in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     The Debt Securities may be sold directly by Textron and the Preferred Securities may be sold directly by a Textron Trust and/or Textron Partnership to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, Textron, the applicable Textron Trust and/or Textron Partnership will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from Textron, such Textron Trust and/or Textron Partnership at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts (the "Contracts") providing for payment and delivery on a specified date or dates in the future. Such Contracts will not be subject to any conditions except (a) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (b) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by the Contracts. The Prospectus Supplement will set forth the commission payable for solicitation of such Contracts.

     Agents, dealers and underwriters may be entitled, under agreements with Textron, a Textron Trust and/or Textron Partnership, to indemnification by Textron, the applicable Textron Trust and/or Textron Partnership against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Textron, a Textron Trust and/or Textron Partnership in the ordinary course of business.

     Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                                 LEGAL OPINIONS

     The validity of the Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debt Securities, Trust Guarantees and Partnership Guarantee and certain legal matters relating thereto will be passed upon for Textron, the Textron Trusts and Textron Partnership by Michael D. Cahn, Assistant General Counsel-Corporate of Textron. The validity of the Trust Preferred Securities and Partnership Preferred Securities and certain legal matters relating thereto will be passed upon for Textron, the Textron Trusts and Textron Partnership by Skadden, Arps, Slate, Meagher & Flom, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedules of Textron Inc. included or incorporated by reference in Textron's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, incorporated in this Prospectus by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and consolidated audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

  NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS AND ANY PRICING SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS AND SUCH PRICING SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TEXTRON OR BY ANY AGENT. THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS AND ANY PRICING SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS AND SUCH PRICING SUPPLEMENT OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS AND ANY PRICING SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
           PROSPECTUS SUPPLEMENT
Important Currency Exchange Informa-
  tion...............................    S-2
Description of Notes.................    S-2
Foreign Currency Risks...............   S-12
United States Tax Considerations.....   S-13
Plan of Distribution.................   S-19

                 PROSPECTUS
Available Information................      2
Incorporation of Certain Documents by
  Reference..........................      3
Textron Inc..........................      4
Textron Trusts.......................      4
Textron Finance, L.P.................      4
Use of Proceeds......................      5
Description of Debt Securities.......      5
Description of Trust Preferred
  Securities.........................     14
Description of Trust Guarantees......     15
Description of Partnership Preferred
  Securities.........................     18
Description of Partnership
  Guarantee..........................     18
Plan of Distribution.................     20
Legal Opinions.......................     22
Experts..............................     22

U.S. $510,985,000

TEXTRON INC.

MEDIUM-TERM NOTES,
SERIES D

DUE 9 MONTHS OR MORE
FROM DATE OF ISSUE


SALOMON BROTHERS INC

MERRILL LYNCH & CO.

MORGAN STANLEY DEAN WITTER




PROSPECTUS SUPPLEMENT

DATED AUGUST 8, 1997